Exhibit 99.(a)(63)

MARKET INFORMATION AND GRAPHS

RELATIVE SHARE PRICES OF GOLD FIELDS, HARMONY
AND ANGLO GOLD ASHANTI SINCE OCTOBER 15, 2004.

GOLD PRICE